As filed with the Securities and Exchange Commission on June 30, 2003

                                                       Registration No. 333-____




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                HUMBOLDT BANCORP
              (Exact name of registrant as specified in it charter)


          California                                         93-1175446
          ----------                                         ----------
(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                           Identification No.)


         2998 Douglas Boulevard, Suite 330, Roseville, California 95661
         --------------------------------------------------------------
        (Address of Principal Executive Office)               (Zip Code)


 Amended and Restated Humboldt Bancorp & Subsidiaries 2001 Equity Incentive Plan
                            (Full title of the plan)


                                Patrick J. Rusnak
                                Humboldt Bancorp
                        2998 Douglas Boulevard, Suite 330
                           Roseville, California 95661
                     (Name and address of agent for service)


                                 (916) 677-1133
          (Telephone number, including area code, of agent for service)


----------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
 Title of securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be registered             registered          offering price per     aggregate offering      registration fee
                                                         share                   price
----------------------------------------------------------------------------------------------------------------------
Common Stock underlying        325,000 (1)               $14.51               $4,715,750               $381.51
   Humboldt Bancorp &
   Subsidiaries 2001
 Equity Incentive Plan
  reserved for future
      issuance
-----------------------------------------------------------------------------------------------------------------------

(1) The maximum number of shares as to which awards may be granted under the Amended and Restated Humboldt Bancorp & Subsidiaries 2001 Equity Incentive Plan. Pursuant to Rule 416(c), there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Humboldt Bancorp & Subsidiaries 2001 Equity Incentive Plan.

(2) Calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low sale price per share of the Common Stock of Humboldt Bancorp on the Nasdaq National Market on June 24, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:

     (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (3)  Registrant's  Proxy  Statement for the Annual  Meeting held on May 15,
          2003;

     (4) Registrant's current Report on Form 8-K filed on February 3, 2003, February 26, 2003, March 4, 2003, March 13, 2003, March 28, 2003,
          April 15, 2003, May 12, 2003 and May 16, 2003; and

     (5) The Description of Securities in the Registrant's Registration Statement on Form S-4 (File No. 333-49866) for registration of the Registrant's common stock in connection with the plan of reorganization and merger with Tehama Bancorp.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Securities and Exchange Commission.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4. Description of Securities.

     The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Sections 204 and 317 of the California Corporations Code (the "Corporations Code") permit indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Article V of the Registrant's Articles of Incorporation (the "Articles") provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California Law. Article V of the Registrant's Articles further states that the Registrant may provide indemnification of its agents, including its officers and directors, for breach of duty to the Registrant in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits set forth in Section 204 of the Corporations Code. Section 5.2 of the Bylaws provides that the Registrant shall, to the maximum extent and in the manner permitted in the Corporations Code, indemnify each of its agents, including its officers and directors, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Registrant.

     Pursuant to Section 317 of the Corporations Code, the Registrant is empowered to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Registrant to procure a judgment in its favor) by reason of the fact that such person is or was an officer, director, employee, or other agent of the Registrant or its subsidiaries, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, has no reasonable cause to believe the conduct of such person was unlawful. In addition, the Registrant may indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was an officer, director, employee, or other agent of the Registrant or its subsidiaries, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person believed to be in the best interest of the Registrant and its shareholders. The Registrant may advance expenses incurred in defending any proceeding prior to final disposition upon receipt of an undertaking by the agent to repay that amount if it shall be determined that the agent is not entitled to indemnification as authorized by Section 317. In addition, the Registrant is permitted to indemnify its agents in excess of Section 317.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.
-----------

5.1  Opinion of Bartel Eng & Schroder, a Law Corporation, dated June 26, 2003.

23.1 Consent of KPMG LLP, Independent Auditors.

23.2 Consent of Richardson & Company, Independent Accountants.

23.3 Consent of Perry Smith LLP, Independent Accountants

23.4 Consent  of Bartel Eng &  Schroder,  a Law  Corporation,  is  contained  in
     Exhibit 5.1.

99.1 Amended  and  Restated   Humboldt  Bancorp  and  Subsidiaries  2001  Equity
     Incentive Plan(1).

(1) Incorporated by reference to the Registrant's Definitive Proxy Statement for the Annual Shareholders' Meeting held on May 15, 2003 previously filed with the Commission.

Item 9. Undertakings.


(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

               "Calculation  of   Registration   Fee"  table  in  the  effective
               registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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


     SIGNATURES
     ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on June 26, 2003.

                                        HUMBOLDT BANCORP,
                                        a California corporation


                                        By /s/Robert M. Daugherty
                                           -------------------------------------
                                           Robert M. Daugherty
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.



/s/Robert M. Daugherty                                Date: 6/26/03
---------------------------------------                     -------------------
Robert M. Daugherty, President,
Chief Executive Officer and Director
(Principal Executive Officer)


/s/Patrick J. Rusnak                                  Date: 6/26/03
---------------------------------------                     -------------------
Patrick J. Rusnak, Executive Vice President
and Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/Ronald F. Angell                                    Date: 6/26/03
---------------------------------------                     -------------------
Ronald F. Angell, Director


/s/Gary L. Evans                                       Date: 6/26/03
---------------------------------------                     -------------------
Gary L. Evans, Director


/s/Richard Claussen                                    Date: 6/26/03
---------------------------------------                     -------------------
Richard Claussen, Director

/s/Garry D. Fish                                      Date: 6/26/03
---------------------------------------                     -------------------
Garry D. Fish, Director


/s/Gary C. Katz                                       Date: 6/26/03
---------------------------------------                     -------------------
Gary C. Katz, Director


/s/John W. Koeberer                                   Date: 6/26/03
---------------------------------------                     -------------------
John W. Koeberer, Director


/s/Theodore S. Mason                                  Date: 6/26/03
---------------------------------------                     -------------------
Theodore S. Mason, Director


/s/Steven R. Mills                                    Date: 6/26/03
---------------------------------------                     -------------------
Steven R. Mills, Director


/s/Kelvin H. Moss                                     Date: 6/26/03
---------------------------------------                     -------------------
Kelvin H. Moss, Director


/s/Gary Napier                                        Date: 6/26/03
---------------------------------------                     -------------------
Gary  Napier, Director


/s/Thomas W. Weborg                                   Date: 6/26/03
---------------------------------------                     -------------------
Thomas W. Weborg, Director


/s/John R. Winzler                                    Date: 6/26/03
---------------------------------------                     -------------------
John R. Winzler, Director


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